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                                                                         EX-20.4

                     AMENDED MONTHLY SERVICER'S CERTIFICATE
                      (This represents Series 1996-A only)

                      Monthly Period Ending MARCH 31, 1997
                      Bank of America National Association
                -------------------------------------------------

                           BA MASTER CREDIT CARD TRUST
                -------------------------------------------------


                  1. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.04 (b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement.

                  2. Bank of America National Association is Servicer under the Pooling and Servicing Agreement.

                  3. The undersigned is a Servicing Officer.

                  4. The date of this Certificate is a Determination Date under the Pooling and Servicing Agreement.

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
                  5.  The aggregate amount of Collections
                      processed during the Monthly Period
                      was equal to (excluding Annual
                      Membership Fees and Interchange)..........................                  $ 517,867,653.12
                                                                                                  ----------------

                  6.  The Aggregate Investor Percentage of Receivables processed by
                      Servicer during the preceding Monthly Period was equal
                      to........................................................                  $  64,771,759.05
                                                                                                  ----------------
                  7.  The Aggregate Investor Percentage of
                      Collections of Finance Charge
                      Receivables processed by the Servicer
                      during the preceding Monthly Period
                      was equal to (excluding Annual
                      Membership Fees and Interchange)..........................                  $   7,239,855.37
                                                                                                  ----------------

                  8.  The aggregate amount of Receivables
                      processed by the Servicer as of the
                      end of the last day of the preceding
                      Monthly Period............................................                  $ 498,520,403.99
                                                                                                  ----------------

                  9.  Of the balance on deposit in the Finance Charge Account, the amount attributable to the Aggregate Investor Percentage of
                      Collections processed by the Servicer during the preceding Monthly
                      Period ...................................................                  $   8,086,661.04
                                                                                                  ----------------
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
                  10. Of the balance on deposit in the Principal Account, the amount attributable to the Aggregate Investor Percentage of Collections
                      processed by the Servicer during the preceding Monthly
                      Period....................................................                  $  60,108,090.94
                                                                                                  ----------------

                  11. The aggregate amount, if any, of withdrawals, drawings or payments under any Credit Enhancement, if any, required to be made with respect to any Series outstanding for the preceding Monthly
                      Period....................................................                  $           0.00
                                                                                                  ----------------
                  12. The Aggregate Investor Percentage of Collections of Principal
                      Receivables processed by the Servicer during the related Monthly
                      Period is equal to........................................                  $  60,108,090.94
                                                                                                  ----------------
                  13. The amount equal to the Aggregate Investor Percentage of Annual
                      Membership Fees deposited to the Finance Charge Account or any
                      Series Account on or before the Transfer Date during the current
                      month is equal to.........................................                  $     195,129.72
                                                                                                  ----------------

                  14. The aggregate amount of Interchange to be deposited in the Finance
                      Charge Account on the Transfer Date of the current month is equal
                      to........................................................                  $     651,675.95
                                                                                                  ----------------

                  15. The aggregate amount of all sums payable to the Investor
                      Certificateholder of each Series on the succeeding Distribution
                      Date with respect to Certificate Principal................                  $           0.00
                                                                                                  ----------------
                  16. The aggregate amount of all sums payable to the Investor
                      Certificateholder of each Series on the succeeding Distribution
                      Date with respect to Certificate Interest.................                  $   2,255,354.16
                                                                                                  ----------------
                  17. The aggregate amount of Default Amounts processed by the Servicer as of the end of the last day of the preceding Monthly
                      Period....................................................                  $  22,003,102.21
                                                                                                  ----------------
                  18. To the knowledge of the undersigned, there are no Liens on any
                      Receivables in the Trust except as described below:

                                                       None
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                  IN WITNESS WHEREOF, the undersigned has duly executed and
delivered this certificate this 28th day of MAY, 1997.

                              BANK OF AMERICA NATIONAL ASSOCIATION
                              Transferor and Servicer

                              By:  /s/ MARGARET A. SPRUDE
                                   ---------------------------------------
                                   Name:  Margaret A. Sprude
                                   Title:    SVP & Chief Financial Officer





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